Exhibit 99.1

Travel + Leisure Co. Reports Second Quarter 2024 Results

ORLANDO, Fla. (July 24, 2024) — Travel + Leisure Co. (NYSE:TNL), the world’s leading membership and leisure travel company, today reported second quarter 2024 financial results for the three months ended June 30, 2024. Highlights and outlook include:

•Net income of $129 million, $1.36 diluted earnings per share from continuing operations, on net revenue of $985 million

•Adjusted EBITDA of $244 million and adjusted diluted earnings per share of $1.52 (1)

•Tours increased 13 percent year-over-year, with new owner tours up 22 percent

•Raising full year 2024 adjusted EBITDA guidance to $915 to $935 million

•Expects third quarter adjusted EBITDA of $235 million to $245 million

•Returned $105 million to shareholders through $35 million of dividends and $70 million of share repurchases

“For the second quarter, we delivered volume per guest over $3,000 and double-digit increases in both tours and new owner tours. All indications are pointing to a solid second half of 2024, with owner nights up 6 percent for the remainder of the year and our expectation for double-digit tour growth for the full year,” said Michael D. Brown, President and CEO of Travel + Leisure Co.

"We are increasing our full year adjusted EBITDA guidance, demonstrating that we have a resilient and value-driven business model; are executing well against our growth initiatives; and see strong consumer demand for vacation ownership."

(1) This press release includes Adjusted EBITDA, Adjusted diluted EPS, Adjusted free cash flow, Gross VOI sales and Adjusted net income, which are measures that are not calculated in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”). See "Presentation of Financial Information" and the tables for the definitions and reconciliations of these non-GAAP measures. Forward-looking non-GAAP measures are presented in this press release only on a non-GAAP basis because not all of the information necessary for a quantitative reconciliation is available without unreasonable effort.

Business Segment Results

Vacation Ownership

$ in millions	Q2 2024	Q2 2023	% change
Revenue	$807	$768	5%
Adjusted EBITDA	$206	$187	10%

Vacation Ownership revenue increased 5% to $807 million in the second quarter of 2024 compared to the same period in the prior year. Net vacation ownership interest (VOI) sales were $441 million in the second quarter compared to $401 million in the prior year period, and Gross VOI sales were $607 million compared to $557 million in the prior year period. Gross VOI sales were driven by a 13% increase in tours compared to the same period last year, partially offset by a 3% decrease in VPG due to a higher new owner mix.

Second quarter adjusted EBITDA was $206 million compared to $187 million in the prior year period, due to the revenue growth and lower cost of VOIs sold, partially offset by an increase in marketing costs, an increase in sales and commission expenses, and higher interest rates on our ABS debt.

Travel and Membership

$ in millions	Q2 2024	Q2 2023	% change
Revenue	$177	$179	(1)%
Adjusted EBITDA	$62	$62	—%

Travel and Membership revenue decreased 1% to $177 million in the second quarter of 2024 compared to the same period in the prior year. This was driven by a 4% decrease in transactions, offset by a 4% increase in revenue per transaction.

Second quarter Adjusted EBITDA was $62 million resulting in no change compared to the prior year period. The revenue decrease was offset by lower marketing and other operating costs.

Balance Sheet and Liquidity

Net Debt — As of June 30, 2024, the Company's leverage ratio for covenant purposes was 3.5x. The Company had $3.6 billion of corporate debt outstanding as of June 30, 2024, which excluded $2.0 billion of non-recourse debt related to its securitized notes receivables portfolio. During the quarter, the Company repaid its $300 million secured notes due April 2024 using proceeds from 2023 borrowings, cash on hand, and a partial draw down of its revolving credit facility.

Timeshare Receivables Financing — Subsequent to the end of the quarter, the Company closed on a $375 million term securitization transaction with a weighted average coupon of 5.6% and a 96% advance rate.

Cash Flow — For the six months ended June 30, 2024, net cash provided by operating activities was $221 million compared to $110 million in the prior year period. Adjusted free cash flow was $112 million for the six months ended June 30, 2024 compared to $11 million in the same period of 2023 due to a decrease in cash utilized for working capital items, mainly due to timing of tax payments and prepaid service contracts.

Share Repurchases — During the second quarter of 2024, the Company repurchased 1.6 million shares of common stock for $70 million at a weighted average price of $44.96 per share. During the period, the Company’s Board of Directors increased the authorization for its share repurchase program by $0.5 billion. As of June 30, 2024, the Company had $578 million remaining in its share repurchase authorization.

Dividend — The Company paid $35 million ($0.50 per share) in cash dividends on June 29, 2024 to shareholders of record as of June 15, 2024. Management will recommend a third quarter dividend of $0.50 per share for approval by the Company’s Board of Directors in August 2024.

Other — During the second quarter, the Company released an accrual related to guarantees associated with the 2018 sale of its European vacation rentals business. These guarantees expired during the quarter resulting in the recognition of a $32 million non-cash gain on sale of discontinued operations, net of taxes.

Outlook

The Company is updating 2024 full year guidance:

•Adjusted EBITDA of $915 million to $935 million (vs. prior outlook of $910 million to $930 million)
•Gross VOI sales of $2.25 billion to $2.35 billion
•VPG of $2,950 to $3,050 (vs. prior outlook of $2,900 to $3,000)
The Company is providing its third quarter 2024 guidance:
•Adjusted EBITDA of $235 million to $245 million
•Gross VOI sales of $620 million to $650 million
•VPG of $2,950 to $3,025
•Travel and Membership Adjusted EBITDA of $55 million to $60 million

This guidance is presented only on a non-GAAP basis because not all of the information necessary for a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure is available without unreasonable effort, primarily due to uncertainties relating to the occurrence or amount of these adjustments that may arise in the future. Where one or more of the currently unavailable items is applicable, some items could be material, individually or in the aggregate, to GAAP reported results.

Conference Call Information
Travel + Leisure Co. will hold a conference call with investors to discuss the Company’s results and outlook today at 8:30 a.m. ET. Participants may listen to a simultaneous webcast of the conference call, which may be accessed through the Company's website at travelandleisureco.com/investors, or by dialing 877-733-4794 ten minutes before the scheduled start time. For those unable to listen to the live broadcast, an archive of the webcast will be available on the Company's website for 90 days beginning at 12:00 p.m. ET today.

Presentation of Financial Information
Financial information discussed in this press release includes non-GAAP measures such as Adjusted EBITDA, Adjusted diluted EPS, Adjusted free cash flow, gross VOI sales and Adjusted net income, which include or exclude certain items, as well as non-GAAP guidance. The Company utilizes non-GAAP measures, defined in Table 5, on a regular basis to assess performance of its reportable segments and allocate resources. These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons and are helpful to investors when considered with GAAP measures as an additional tool for further understanding and assessing the Company’s ongoing operating performance by adjusting for items which in our view do not necessarily reflect ongoing performance. Management also internally uses these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Exclusion of items in the Company’s non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring. Full reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures for the reported periods appear in the financial tables section of the press release.

The Company may use its website as a means of disclosing information concerning its operations, results and prospects, including information which may constitute material nonpublic information, and for complying with its disclosure obligations under SEC Regulation FD. Disclosure of such information will be included on the Company’s website in the Investor Relations section at travelandleisureco.com/investors. Accordingly, investors should monitor that Investor Relations section of the Company website, in addition to accessing its press releases, its submissions and filings with the SEC, and its publicly noticed conference calls and webcasts.

About Travel + Leisure Co.
As the world’s leading membership and leisure travel company, Travel + Leisure Co. (NYSE:TNL) transformed the way families vacation with the introduction of the most dynamic points-based vacation ownership program at Club Wyndham, and the first vacation exchange network, RCI. The company delivers more than six million vacations each year at more than 270 timeshare resorts worldwide, through tailored travel and membership products, and via Travel + Leisure GO - the signature subscription travel club inspired by the pages of Travel + Leisure magazine. With hospitality and responsible tourism at the heart of all we do, our 19,000+ dedicated associates bring out the best in people and places around the globe. We put the world on vacation. Learn more at travelandleisureco.com.

Forward-Looking Statements
This press release includes “forward-looking statements” as that term is defined by the Securities and Exchange Commission (“SEC”). Forward-looking statements are any statements other than statements of historical fact, including statements regarding our expectations, beliefs, hopes, intentions or strategies regarding the future. In some cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “expects,” “should,” “believes,” “plans,” “anticipates,” "intends," “estimates,” “predicts,” “potential,” "projects," “continue,” “future,” "outlook," "guidance," "commitments," or other words of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause actual results of Travel + Leisure Co. and its subsidiaries (“Travel + Leisure Co.” or “we”) to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that might cause such a difference include, but are not limited to, risks associated with: the acquisition of the Travel + Leisure brand and the future prospects and plans for Travel + Leisure Co., including our ability to execute our strategies to grow our cornerstone timeshare and exchange businesses and expand into the broader leisure travel industry through our travel clubs; our ability to compete in the highly competitive timeshare and leisure travel industries; uncertainties related to acquisitions, dispositions and other strategic transactions; the health of the travel industry and declines or disruptions caused by adverse economic conditions (including inflation, higher interest rates, and recessionary pressures), terrorism or acts of gun violence, political strife, war (including hostilities in Ukraine and the Middle East), pandemics, and severe weather events and other natural disasters; adverse changes in consumer travel and vacation patterns, consumer preferences and demand for our products; increased or unanticipated operating costs and other inherent business risks; our ability to comply with financial and restrictive covenants under our indebtedness; our ability to access capital and insurance markets on reasonable terms, at a reasonable cost or at all; maintaining the integrity of internal or customer data and protecting our systems from cyber-attacks; the timing and amount of future dividends and share repurchases, if any; and those other factors disclosed as risks under “Risk Factors” in documents we have filed with the SEC, including in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 21, 2024. We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Except as required by law, we undertake no obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

Contacts

Investors:
Jill Greer
Investor Relations
(407) 626-4050
Jill.Greer@travelandleisure.com

Media:
Steven Goldsmith
Corporate Communications
(407) 626-5882
Steven.Goldsmith@travelandleisure.com

Travel + Leisure Co.
Table of Contents

Table Number
1.Condensed Consolidated Statements of Income (Unaudited)
2.Summary Data Sheet
3.Non-GAAP Measure: Reconciliation of Net Income to Adjusted Net Income to Adjusted EBITDA
4.Non-GAAP Measure: Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow
5.Definitions

Table 1

Travel + Leisure Co.
Condensed Consolidated Statements of Income (Unaudited)
(in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net Revenues
Service and membership fees	$413	$424	$832	$844
Net VOI sales	441	401	810	739
Consumer financing	111	103	221	206
Other	20	21	37	40
Net revenues	985	949	1,900	1,829

Expenses
Operating	442	427	880	847
Cost of vacation ownership interests	21	33	55	64
Consumer financing interest	33	27	66	52
Marketing	144	127	265	238
General and administrative	128	114	239	239
Depreciation and amortization	28	28	56	55
Restructuring	—	11	—	11
Asset recoveries, net	—	(1)	—	(1)
Total expenses	796	766	1,561	1,505
Loss on sale of business	—	—	—	2
Operating income	189	183	339	322
Interest expense	63	61	127	119
Other (income), net	(4)	—	(5)	(1)
Interest (income)	(3)	(3)	(8)	(6)
Income before income taxes	133	125	225	210
Provision for income taxes	36	36	62	58
Net income from continuing operations	97	89	163	152
Gain on disposal of discontinued business, net of income taxes	32	5	32	5
Net income	$129	$94	$195	$157

Basic earnings per share
Continuing operations	$1.36	$1.18	$2.29	$1.99
Discontinued operations	0.46	0.07	0.45	0.07
	$1.82	$1.25	$2.74	$2.06

Diluted earnings per share
Continuing operations	$1.36	$1.18	$2.28	$1.98
Discontinued operations	0.45	0.07	0.45	0.07
	$1.81	$1.25	$2.73	$2.05

Weighted average shares outstanding
Basic	70.8	75.2	71.2	76.3
Diluted	71.0	75.5	71.5	76.8

Table 2

Travel + Leisure Co.
Summary Data Sheet
(in millions, except per share amounts, unless otherwise indicated)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	Change	2024	2023	Change
Consolidated Results

Net income attributable to TNL shareholders	$129	$94	37%	$195	$157	24%
Diluted earnings per share	$1.81	$1.25	45%	$2.73	$2.05	33%
Net income from continuing operations	$97	$89	9%	$163	$152	7%
Diluted earnings per share from continuing operations	$1.36	$1.18	15%	$2.28	$1.98	15%

Net income margin	13.1%	9.9%		10.3%	8.6%

Adjusted Earnings
Adjusted EBITDA	$244	$236	3%	$435	$420	4%
Adjusted net income	$108	$100	8%	$177	$170	4%
Adjusted diluted earnings per share	$1.52	$1.33	14%	$2.48	$2.21	12%

Segment Results

Net Revenues
Vacation Ownership	$807	$768	5%	$1,533	$1,453	6%
Travel and Membership	177	179	(1)%	370	379	(2)%
Corporate and other	1	2		(3)	(3)
Total	$985	$949	4%	$1,900	$1,829	4%

Adjusted EBITDA
Vacation Ownership	$206	$187	10%	$340	$319	7%
Travel and Membership	62	62	—%	137	133	3%
Segment Adjusted EBITDA	268	249		477	452
Corporate and other	(24)	(13)		(42)	(32)
Total Adjusted EBITDA	$244	$236	3%	$435	$420	4%

Adjusted EBITDA margin	24.8%	24.9%		22.9%	23.0%
Note: Amounts may not calculate due to rounding. See "Presentation of Financial Information" and Table 5 for Non-GAAP definitions. For a full reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, refer to Table 3.

Table 2
(continued)
Travel + Leisure Co.
Summary Data Sheet
(in millions, unless otherwise indicated)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	Change	2024	2023	Change
Vacation Ownership

Net VOI sales	$441	$401	10%	$810	$739	10%
Loan loss provision	113	86	31%	191	158	21%
Gross VOI sales, net of Fee-for-Service sales	554	487	14%	1,001	896	12%
Fee-for-Service sales	53	70	(24)%	95	115	(17)%
Gross VOI sales	$607	$557	9%	$1,096	$1,011	8%

Tours (in thousands)	192	170	13%	347	305	14%
VPG (in dollars)	$3,051	$3,150	(3)%	$3,044	$3,179	(4)%

Tour generated VOI sales	$586	$537	9%	$1,055	$970	9%
Telesales and other	21	20	5%	41	41	—%
Gross VOI sales	$607	$557	9%	$1,096	$1,011	8%

Net VOI sales	$441	$401	10%	$810	$739	10%
Property management revenue	210	205	2%	421	404	4%
Consumer financing	111	103	8%	221	206	7%
Other (a)	45	59	(24)%	81	104	(22)%
Total Vacation Ownership revenue	$807	$768	5%	$1,533	$1,453	6%

Travel and Membership

Avg. number of exchange members (in thousands)	3,450	3,502	(1)%	3,472	3,507	(1)%

Transactions (in thousands)	220	236	(6)%	495	536	(8)%
Revenue per transaction (in dollars)	$366	$359	2%	$357	$352	1%
Exchange transaction revenue	$81	$85	(5)%	$177	$189	(6)%

Transactions (in thousands)	179	180	(1)%	349	356	(2)%
Revenue per transaction (in dollars)	$251	$229	10%	$254	$238	7%
Travel Club transaction revenue	$45	$41	9%	$89	$85	5%

Transactions (in thousands)	399	416	(4)%	844	891	(5)%
Revenue per transaction (in dollars)	$315	$303	4%	$315	$307	3%
Travel and Membership transaction revenue	$126	$126	—%	$266	$273	(3)%

Transaction revenue	$126	$126	—%	$266	$273	(3)%
Subscription revenue	44	46	(4)%	90	91	(1)%
Other (b)	7	7	—%	14	15	(7)%
Total Travel and Membership revenue	$177	$179	(1)%	$370	$379	(2)%
Note:    Amounts may not compute due to rounding.
(a)    Includes Fee-for-Service commission revenues and other ancillary revenues.
(b)    Primarily related to cancellation fees, commissions, and other ancillary revenue.

Table 3

Travel + Leisure Co.
Non-GAAP Measure: Reconciliation of Net Income to
Adjusted Net Income to Adjusted EBITDA
(in millions, except diluted per share amounts)

	Three Months Ended June 30,
	2024	EPS	Margin %	2023	EPS	Margin %
Net income attributable to TNL shareholders	$129	$1.81	13.1%	$94	$1.25	9.9%
Gain on disposal of discontinued business, net of income taxes	(32)			(5)
Net income from continuing operations	$97	$1.36	9.8%	$89	$1.18	9.4%
Legacy items	12			2
Amortization of acquired intangibles (a)	2			3
Restructuring	—			11
Taxes (b)	(4)			(5)
Adjusted net income	$108	$1.52	11.0%	$100	$1.33	10.5%
Income taxes on adjusted net income	40			41
Interest expense	63			61
Depreciation	26			25
Stock-based compensation expense (c)	11			12
Interest income	(3)			(3)
Adjusted EBITDA	$244		24.8%	$236		24.9%

Diluted Shares Outstanding	71.0			75.5

	Six Months Ended June 30,
	2024	EPS	Margin %	2023	EPS	Margin %
Net income attributable to TNL shareholders	$195	$2.73	10.3%	$157	$2.05	8.6%
Gain on disposal of discontinued business, net of income taxes	(32)			(5)
Net income from continuing operations	$163	$2.28	8.6%	$152	$1.98	8.3%
Legacy items	13			7
Amortization of acquired intangibles (a)	5			5
Acquisition-related deal costs	2			—
Restructuring	—			11
Loss on sale of business (d)	—			2
Taxes (b)	(6)			(7)
Adjusted net income	$177	$2.48	9.3%	$170	$2.21	9.3%
Income taxes on adjusted net income	68			65
Interest expense	127			119
Depreciation	51			50
Stock-based compensation expense (c)	20			22
Interest income	(8)			(6)
Adjusted EBITDA	$435		22.9%	$420		23.0%

Diluted Shares Outstanding	71.5			76.8
Amounts may not calculate due to rounding. The tables above reconcile certain non-GAAP financial measures to their closest GAAP measure. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the income statement in order to assist investors' understanding of the overall impact of such adjustments. In addition to GAAP financial measures, the Company provides Adjusted net income, Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted diluted EPS to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in

Table 3
(continued)
comparison to other companies, and in evaluating or making selected compensation decisions. These supplemental disclosures are in addition to GAAP reported measures. Non-GAAP measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP. Our presentation of adjusted measures may not be comparable to similarly-titled measures used by other companies. See "Presentation of Financial Information" and table 5 for the definitions of these non-GAAP measures.
(a)    Amortization of acquisition-related intangible assets is excluded from Adjusted net income and Adjusted EBITDA.
(b)    Represents the tax effects on the adjustments. We determine the tax effects of the non-GAAP adjustments based on the nature of the underlying adjustment and the relevant tax jurisdictions. The tax effect of the non-GAAP adjustments was calculated based on an evaluation of the statutory tax treatment and the applicable statutory tax rate in the relevant jurisdictions.
(c)    All stock-based compensation is excluded from Adjusted EBITDA.
(d)    Represents the loss on sale of the Love Home Swap business.

Table 4

Travel + Leisure Co.
Non-GAAP Measure: Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Net cash provided by operating activities	$174	$103	$221	$110
Property and equipment additions	(21)	(16)	(38)	(28)
Sum of proceeds and principal payments of non-recourse vacation ownership debt	(63)	(68)	(71)	(71)
Free cash flow / Adjusted free cash flow (a)	$90	$19	$112	$11

(a)    The Company had $24 million and $81 million of net cash used in investing activities during the three and six months ended June 30, 2024 and had $16 million and $33 million of net cash used in investing activities during the three and six months ended June 30, 2023. The Company had $464 million and $261 million of net cash used in financing activities for the three and six months ended June 30, 2024 and had $43 million and $386 million of net cash used in financing activities for the three and six months ended June 30, 2023.

Table 5
Definitions
Adjusted Diluted Earnings per Share: A non-GAAP measure, defined by the Company as Adjusted net income divided by the diluted weighted average number of common shares. Adjusted Diluted Earnings per Share is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods.
Adjusted EBITDA: A non-GAAP measure, defined by the Company as net income from continuing operations before depreciation and amortization, interest expense (excluding consumer financing interest), early extinguishment of debt, interest income (excluding consumer financing revenues) and income taxes, each of which is presented on the Condensed Consolidated Statements of Income. Adjusted EBITDA also excludes stock-based compensation costs, separation and restructuring costs, legacy items, transaction costs for acquisitions and divestitures, asset impairments/recoveries, gains and losses on sale/disposition of business, and items that meet the conditions of unusual and/or infrequent. Legacy items include the resolution of and adjustments to certain contingent assets and liabilities related to acquisitions of continuing businesses and dispositions, including the separation of Wyndham Hotels & Resorts, Inc. and Cendant, and the sale of the vacation rentals businesses. We believe that when considered with GAAP measures, Adjusted EBITDA is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Adjusted EBITDA should not be considered in isolation or as a substitute for net income/(loss) or other income statement data prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.
Adjusted EBITDA Margin: A non-GAAP measure, represents Adjusted EBITDA as a percentage of revenue. Adjusted EBITDA Margin is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods.
Adjusted Free Cash Flow: A non-GAAP measure, defined by the Company as net cash provided by operating activities from continuing operations less property and equipment additions (capital expenditures) plus the sum of proceeds and principal payments of non-recourse vacation ownership debt, while also adding back cash paid for transaction costs for acquisitions and divestitures, separation adjustments associated with the spin-off of Wyndham Hotels, and certain adjustments related to COVID-19. TNL believes adjusted FCF to be a useful operating performance measure to evaluate the ability of its operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, its ability to grow its business through acquisitions and equity investments, as well as its ability to return cash to shareholders through dividends and share repurchases. A limitation of using Adjusted free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating TNL is that Adjusted free cash flow does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.
Adjusted Free Cash Flow Conversion: A non-GAAP measure, defined by the Company as Adjusted free cash flow as a percentage of Adjusted EBITDA. We use this non-GAAP performance measure to assist in evaluating our operating performance and the quality of our earnings as represented by adjusted EBITDA, and to evaluate the performance of our current and prospective operating and strategic initiatives in generating cash flows from our earnings performance. This measure also assists investors in evaluating our operating performance, management of our assets, and ability to generate cash flows from our earnings, as well as facilitating period-to-period comparisons.
Adjusted Net Income: A non-GAAP measure, defined by the Company as net income from continuing operations adjusted to exclude separation and restructuring costs, legacy items, transaction costs for acquisitions and divestitures, amortization of acquisition-related assets, debt modification costs, impairments, gains and losses on sale/disposition of business, and items that meet the conditions of unusual and/or infrequent and the tax effect of such adjustments. Legacy items include the resolution of and adjustments to certain contingent assets and liabilities related to acquisitions of continuing businesses and dispositions, including the separation of Wyndham Hotels and Cendant, and the sale of the vacation rentals businesses. Adjusted Net Income is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods.
Average Number of Exchange Members: Represents the average number of paid members in our vacation exchange programs who are considered to be in good standing, during a given reporting period.
Free Cash Flow (FCF): A non-GAAP measure, defined by TNL as net cash provided by operating activities from continuing operations less property and equipment additions (capital expenditures) plus the sum of proceeds and principal payments of non-recourse vacation ownership debt. TNL believes FCF to be a useful operating performance measure to evaluate the ability of its operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, its ability to grow its business through acquisitions and equity investments, as well as its ability to return cash to shareholders through dividends and share repurchases. A limitation of using FCF versus the GAAP measure of net cash provided by operating activities as a means for evaluating TNL is that FCF does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.
Gross Vacation Ownership Interest Sales: A non-GAAP measure, represents sales of vacation ownership interests (VOIs), including sales under the fee-for-service program before the effect of loan loss provisions. We believe that Gross VOI sales provide an enhanced understanding of the performance of our vacation ownership business because it directly measures the sales volume of this business during a given reporting period.
Leverage Ratio: The Company calculates leverage ratio as net debt divided by Adjusted EBITDA as defined in the credit agreement.
Net Debt: Net debt equals total debt outstanding, less non-recourse vacation ownership debt and cash and cash equivalents.
Tours: Represents the number of tours taken by guests in our efforts to sell VOIs.
Travel and Membership Revenue per Transaction: Represents transaction revenue divided by transactions, provided in two categories; Exchange, which is primarily RCI, and Travel Club.
Travel and Membership Transactions: Represents the number of exchanges and travel bookings recognized as revenue during the period, net of cancellations. This measure is provided in two categories; Exchange, which is primarily RCI, and Travel Club.

Table 5
(continued)
Volume Per Guest (VPG): Represents Gross VOI sales (excluding telesales and virtual sales) divided by the number of tours. The Company has excluded non-tour sales in the calculation of VPG because non-tour sales are generated by a different marketing channel. We believe that VPG provides an enhanced understanding of the performance of our Vacation Ownership business because it directly measures the efficiency of its tour selling efforts during a given reporting period.